CAMECO CORPORATION Corporate Office 2121 – 11th Street West Saskatoon, Saskatchewan Canada S7M 1J3 Tel 306.956.6200 Fax 306.956.6201 www.cameco.com

May 16, 2018

Canadian Securities Administrators

Cameco Corporation

Annual Meeting May 16, 2018

Report of Voting Results

Under National Instrument 51-102

In accordance with Section 11.3 of National Instrument 51-102 – Continuous Disclosure Obligations, we advise of the results of the voting on the matters submitted to the annual meeting (the Meeting) of the shareholders (the Shareholders) of Cameco Corporation (the Corporation) held on May 16, 2018. Each of the matters set forth below is described in greater detail in the Notice for the Meeting and Management Proxy Circular mailed to Shareholders prior to the Meeting.

The matters voted upon at the Meeting and the results of the voting were as follows:

Item 1: Election of Directors

The following directors were elected to hold office for the ensuing year or until their successors are elected or appointed:

Ian Bruce	Tim Gitzel
Daniel Camus	Jim Gowans
John Clappison	Kathryn Jackson
Donald Deranger	Don Kayne
Catherine Gignac	Anne McLellan

Canadian Securities Administrators

May 16, 2018

If a ballot vote had been taken, based upon proxy votes by Shareholders received by the Corporation, the voting results for the election of directors, both before and after giving effect to the twenty-five (25%) percent non-resident Shareholder voting restriction, would have been:

Vote Results Before Reduction of Non-resident Vote:

Nominee	Votes For	% Votes For	Withheld	% Votes Withheld
Ian Bruce	215,149,070	97.49%	5,542,410	2.51%
Daniel Camus	215,078,950	97.46%	5,612,530	2.54%
John Clappison	217,781,045	98.68%	2,910,435	1.32%
Donald Deranger	219,142,108	99.30%	1,549,372	0.70%
Catherine Gignac	218,859,735	99.17%	1,831,745	0.83%
Tim Gitzel	219,215,414	99.33%	1,476,066	0.67%
Jim Gowans	219,072,557	99.27%	1,618,923	0.73%
Kathryn Jackson	215,509,597	97.65%	5,181,883	2.35%
Don Kayne	208,664,831	94.55%	12,026,649	5.45%
Anne McLellan	213,614,899	96.79%	7,076,581	3.21%

Vote Results After Reduction of Non-resident Vote to 25%:

Nominee	Votes For	% Votes For	Withheld	% Votes Withheld
Ian Bruce	117,893,795	96.34%	4,475,873	3.66%
Daniel Camus	117,873,480	96.33%	4,496,188	3.67%
John Clappison	120,565,491	98.53%	1,804,177	1.47%
Donald Deranger	121,640,676	99.40%	728,992	0.60%
Catherine Gignac	121,584,529	99.36%	785,139	0.64%
Tim Gitzel	121,666,938	99.43%	702,730	0.57%
Jim Gowans	121,519,837	99.31%	849,831	0.69%
Kathryn Jackson	117,970,738	96.41%	4,398,930	3.59%
Don Kayne	114,645,004	93.69%	7,724,664	6.31%
Anne McLellan	117,366,458	95.91%	5,003,210	4.09%

Item 2: Appointment of Auditors

By a vote by way of show of hands, KPMG LLP was appointed auditors of the Corporation to hold office until the next annual meeting of Shareholders, or until their successors are appointed.

Canadian Securities Administrators

May 16, 2018

If a ballot vote had been taken, based upon proxy votes by Shareholders received by the Corporation, the voting results for appointment of auditors, both before and after giving effect to the twenty-five (25%) percent non-resident Shareholder voting restriction, would have been:

Vote Results Before Reduction of Non-resident Vote:

Votes For	% Votes For	Votes Withheld	% Votes Withheld
248,458,425	98.05%	4,952,703	1.95%

Vote Results After Reduction of Non-resident Vote to 25%:

Votes For	% Votes For	Votes Withheld	% Votes Withheld
119,509,828	97.66%	2,859,707	2.34%

Item 3: Executive Compensation

On a vote by ballot, an advisory resolution was passed accepting the approach to executive compensation disclosed in Cameco’s Management Proxy Circular delivered in advance of this meeting.

The outcome of the ballot vote, both before and after giving effect to the twenty-five (25%) percent non-resident Shareholder voting restriction, was as follows:

Vote Results Before Reduction of Non-resident Vote:

Votes For	% Votes For	Votes Against	% Votes Against
201,067,072	91.11%	19,624,408	8.89%

Vote Results After Reduction of Non-resident Vote to 25%:

Votes For	% Votes For	Votes Against	% Votes Against
113,977,521	93.13%	8,401,709	6.87%

Cameco Corporation

By:	“Sean A. Quinn”
Sean A. Quinn
Senior Vice-President, Chief Legal Officer and Corporate Secretary